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                                   EXHIBIT 2.3

                          SECOND AMENDED AND RESTATED
                                 PLAN OF MERGER

         THIS SECOND AMENDED AND RESTATED PLAN OF MERGER (the "Plan") is dated as of April 18, 2002, and is by and between DAKOTA GROWERS CORPORATION (the "Colorado Corporation") and DAKOTA GROWERS RESTRUCTURING COMPANY, INC. (the "North Dakota Corporation"), each of which may be referred to herein as a "Constituent Corporation" and both of which may be collectively referred to herein as the "Constituent Corporations."

         WHEREAS, the Colorado Corporation and the North Dakota Corporation have entered into a certain Plan of Merger, dated as of January 31, 2002, as amended and restated by a certain Amended and Restated Plan of Merger, dated as of March 12, 2002, which the Constituent Corporation desire to amend and restate hereby.

         WHEREAS, the Colorado Corporation is a corporation organized under Title 7, Article 101 of the Colorado Revised Statutes, as amended (the "Colorado Corporation Act") and North Dakota Corporation is a corporation organized under
Section 10-19.1 of the North Dakota Business Corporation Act (the "North Dakota Corporation Act"), and is a wholly owned subsidiary of North Dakota Cooperative. The Colorado Corporation Act and the North Dakota Corporation Act may be referred to herein collectively as the "Acts."


         WHEREAS, prior to the effective time of the merger of the Colorado Corporation with and into the North Dakota Corporation as contemplated by this Plan. Dakota Growers Pasta Company, a North Dakota cooperative (the "North Dakota Cooperative"), merged with and into Dakota Growers Restructuring Cooperative, a Colorado cooperative (the "Colorado Cooperative"), with the Colorado Cooperative surviving such transaction (the "First Merger"), and after the effective time of the First Merger but prior to the effective time of the merger of the Colorado Corporation with and into the North Dakota Corporation as contemplated by this Plan, the Colorado Cooperative merged with and into the Colorado Corporation, with the Colorado Corporation surviving such transaction (the "Second Merger"; and, together with the First Merger, the "Initial Mergers").


         WHEREAS, prior to the Initial Mergers, each of the Colorado Corporation and the North Dakota Corporation were wholly-owned subsidiaries of the North Dakota Cooperative and, by virtue of the Initial Mergers, the North Dakota Corporation became a wholly-owned subsidiary of the Colorado Corporation.

         WHEREAS, the respective Boards of Directors of the Colorado Corporation and North Dakota Corporation and the Board of Directors of North Dakota Cooperative, as the sole shareholder of each of Colorado Corporation and North Dakota Corporation prior to the Initial Mergers and on the record date for voting upon this Plan, each has approved and adopted this Plan and the transactions contemplated hereby in the manner required by their respective Articles of Incorporation and Bylaws, and the appropriate sections of the Acts.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties contained herein, the parties hereto agree as follows:


         SECTION 1. THE MERGER. The Colorado Corporation and North Dakota Corporation shall combine through merger (the "Dakota Pasta Merger") in accordance with the applicable provisions of the Acts, and North Dakota Corporation shall be the surviving corporation and shall continue to exist as a North Dakota corporation by virtue of, and shall be governed by, the North Dakota Corporation Act.


         SECTION 2. ARTICLES OF MERGER. As soon as practicable following satisfaction or waiver of all conditions to the consummation of the Dakota Pasta Merger, the articles of merger (the "Articles of Merger") and a statement of merger ("Statement of Merger") shall be executed in compliance with Title 7,
Article 101 of the Colorado Corporation Act and Section 10-19.1 of the North Dakota Corporation Act, respectively. The Articles of Merger shall be filed with the Secretary of State of the State of North Dakota and the Statement of Merger shall be filed with the Secretary of State of the State of Colorado, or as otherwise required by the Acts.


         SECTION 3. EFFECT OF MERGER. From and after the effective time of the Dakota Pasta Merger, without any further action by the Constituent Corporations or any of their respective shareholders: (a) North Dakota Corporation, as the surviving corporation in the Dakota Pasta Merger, shall have all of the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a corporation organized under the North Dakota Corporation Act; (b) North Dakota Corporation, as the surviving corporation in the Dakota Pasta Merger, shall possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each Constituent Corporation, and all property, real, personal and mixed, and all debts due on whatever account, including all choices in action, and each and every other interest of or belonging to or due to each Constituent Corporation, shall be deemed to be and hereby is vested in North Dakota Corporation, without further act or deed, and the title to any property, or any interest therein, vested in either Constituent Corporation, shall not revert or be in any way impaired by reason of the Dakota Pasta Merger; (c) North Dakota Corporation shall be responsible and liable for all of the liabilities and obligations of each Constituent Corporation, and any claim existing or action or proceeding pending by or against one of the Constituent Corporations may be prosecuted as if the Dakota Pasta Merger had not taken place or North Dakota Corporation may be substituted in its place; (d) neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Dakota Pasta Merger; and (e) the Dakota Pasta Merger shall have any other effect set forth in the Acts and the Second Amended and Restated Transaction Agreement dated April 18, 2002 between the Colorado Corporation, North Dakota Corporation,

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Colorado Cooperative and North Dakota Cooperative, (the "Transaction
Agreement"), in each case with the effect and to the extent provided in the applicable provisions of the Acts.



         SECTION 4. ARTICLES OF INCORPORATION AND BYLAWS. From and after the effective time of the Dakota Pasta Merger, pursuant to the Articles of Merger and without any further action by the Constituent Corporations or any of their respective shareholders, the Articles of Incorporation of North Dakota Corporation in effect immediately prior to the effective time of the Dakota Pasta Merger shall be the Articles of Incorporation of North Dakota Corporation, as the surviving corporation in the Dakota Pasta Merger (the "Surviving Entity Articles"). From and after the effective time of the Dakota Pasta Merger, without any further action by the Constituent Corporations or any of their respective shareholders, the Bylaws of North Dakota Corporation in effect immediately prior to the effective time of the Dakota Pasta Merger shall be the Bylaws of North Dakota Corporation, as the surviving corporation in the Dakota Pasta Merger (the "Surviving Entity Bylaws"). A copy of the Surviving Entity Articles of Incorporation and Bylaws has been provided to the respective shareholders of each Constituent Corporation.



         SECTION 5. BOARD OF DIRECTORS AND OFFICERS. From and after the effective time of the Dakota Pasta Merger, without any further action by the Constituent Corporations or any of their respective shareholders, each person serving as a director or an officer of the Colorado Corporation immediately prior to the effective time of the Dakota Pasta Merger shall become a director or an officer of North Dakota Corporation, as the surviving corporation in the Dakota Pasta Merger, (in the case of officers, holding the same office in North Dakota Corporation as they held in the Colorado Corporation immediately prior to the effective time of the Dakota Pasta Merger) to serve in accordance with the Surviving Entity Bylaws. The directors and officers of North Dakota Corporation immediately prior to the effective time of the Dakota Pasta Merger shall resign their positions as directors and officers of North Dakota Corporation as of the effective time of the Dakota Pasta Merger.



         SECTION 6. EXCHANGE, REDESIGNATION AND CONVERSION AND CONTINUATION OF EQUITY INTERESTS. At the effective time of the Dakota Pasta Merger, the manner and basis of exchanging and continuing the shares of capital stock and options to purchase capital stock of the Colorado Corporation and North
Dakota Corporation (all such interests referred to herein as "Colorado Corporation Equity Interests" or "North Dakota Corporation Equity Interests", respectively), and ownership interests in the Colorado Corporation and North Dakota Corporation, for equal Equity Interests and ownership interests in North Dakota Corporation, shall be as follows:



         (a) COLORADO CORPORATION SHARES. As of the effective time of the Dakota Pasta Merger, without any further action by the Constituent Corporations or any of their respective shareholders, the Colorado Corporation, as the sole shareholder of North Dakota Corporation after the Initial Mergers and immediately prior to the effective time of the Dakota Pasta Merger, shall cease to exist by operation of the Dakota Pasta Merger and shall cease to be a shareholder of North Dakota Corporation.



         (b) EXCHANGE AND CONTINUATION OF CORPORATE EQUITY INTERESTS. As of the effective time of the Dakota Pasta Merger, without any further action by the Constituent Corporations or any of their respective shareholders, all Colorado Corporation Equity Interests standing on the books of the Colorado Corporation immediately prior to the effective time of the Dakota Pasta Merger shall be determined and exchanged for equal North Dakota Corporation Equity Interests at its stated dollar amount on a dollar-for-dollar basis, including as follows:



         (i) COMMON STOCK. Each share of Common Stock, $.01 par value per share, of the Colorado Corporation issued and outstanding immediately prior to the effective time of the Dakota Pasta Merger shall cease to be outstanding and shall be exchanged for one (1) share of Common Stock, $.01 par value per share, of North Dakota Corporation.



         (ii) SERIES A 6% REDEEMABLE CUMULATIVE PREFERRED STOCK. Each share of Series A 6% Redeemable Cumulative Preferred Stock, $100 par value per share, of the Colorado Corporation issued and outstanding immediately prior to the effective time of the Dakota Pasta Merger shall cease to be outstanding and shall be exchanged for one (1) share of Series A 6% Redeemable Cumulative Preferred Stock, $100 par value per share, of North Dakota Corporation.



         (iii) SERIES B 2% REDEEMABLE NON-CUMULATIVE PREFERRED STOCK. Each share of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of the Colorado Corporation issued and outstanding immediately prior to the effective time of the Dakota Pasta Merger shall cease to be


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                  outstanding and shall be exchanged for one (1) share of Series
                  B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of North Dakota Corporation.



         (iv) SERIES C 6% CONVERTIBLE NON-CUMULATIVE PREFERRED STOCK. Each share of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of the Colorado Corporation issued and outstanding immediately prior to the effective time of the Dakota Pasta Merger shall cease to be outstanding and shall be exchanged for one (1) share of Series C 6% Convertible Non-Cumulative Preferred Stock,
                  $100 par value per share, of North Dakota Corporation.



         (v) OPTIONS TO PURCHASE SERIES C 6% CONVERTIBLE NON-CUMULATIVE PREFERRED STOCK. Each option to purchase shares of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Corporation which have been granted and which have not been exercised immediately prior to the effective time of the Dakota Pasta Merger shall cease to be exercisable and shall be exchanged for an option to purchase a like number of shares of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of North Dakota Corporation.



         (vi) SERIES D NON-CUMULATIVE DELIVERY PREFERRED STOCK. Each share of Series D Non-Cumulative Delivery Preferred Stock, $.01 par value per share, of the Colorado Corporation issued and outstanding immediately prior to the effective time of the Dakota Pasta Merger shall cease to be outstanding and shall be exchanged for one (1) share of Series D Non-Cumulative Delivery Preferred Stock, $.01 par value per share, of North Dakota Corporation.



         (vii) NET EFFECT. The net effect of the exchange of Colorado Corporation Equity Interests for equal North Dakota Corporation Equity Interests shall be that the holders of Colorado Corporation Equity Interests standing on the books of the Colorado Corporation immediately prior to the effective time of the Dakota Pasta Merger shall hold and will have equal North Dakota Corporation Equity Interests immediately following the effective time of the Dakota Pasta Merger, in terms of stated dollar amount on a dollar-for-dollar basis and any other rights and preferences.



         (c) NORTH DAKOTA CORPORATION EQUITY INTERESTS. After the Initial Mergers and immediately prior to the effective time of the Dakota Pasta Merger, the Colorado Corporation is the sole shareholder of North Dakota Corporation and all equity interest of any and every nature in North Dakota Corporation is owned by and held in the name of the Colorado Corporation. At the effective time of the Dakota
         Pasta Merger, the Colorado Corporation, as the merging entity, shall merge with and into North Dakota Corporation and shall cease to exist in its own right. All North Dakota Corporation Equity Interests of any and every nature standing on the books of North Dakota Corporation and held by the Colorado Corporation immediately prior to the effective time of the Dakota Pasta Merger shall be cancelled.


         (d) SURVIVING ENTITY ARTICLES AND BYLAWS TO GOVERN. Ownership in North Dakota Corporation and all North Dakota Corporation Equity Interests, whether issued or credited in exchange for Colorado Corporation Equity Interests or continued with respect to North Dakota Corporation Equity Interests as described above, shall in all instances be governed by the provisions of the Surviving Entity Articles and the Surviving Entity Bylaws.

         (e) FURTHER ASSURANCES OF HOLDERS OF EQUITY. Each holder of Colorado Corporation Equity Interests and each holder of North Dakota Corporation Equity Interests shall take such action or cause to be taken such action as North Dakota Corporation may reasonably deem necessary or appropriate to effect the exchange and continuation of the equity interests hereunder, including without limitation the execution and delivery of any stock certificates or other evidences of equity being exchanged or continued hereunder.


         SECTION 7. FURTHER ASSURANCES. From time to time and after the effective time of the Dakota Pasta Merger, as and when requested by North Dakota Corporation, or its successors or assigns, the Colorado Corporation shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further action or actions, as North Dakota Corporation, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to North Dakota Corporation, or its successors or assigns, title to and possession of all of the properties, rights, privileges, powers and franchises referred to in Section 3 of this


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Plan, and otherwise to carry out the intent and purposes of this Plan. If North
Dakota Corporation shall at any time deem that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm of record or otherwise the title to any property or to enforce any claims of the Colorado Corporation or North Dakota Corporation vested in North Dakota Corporation pursuant to this Plan, the officers of North Dakota Corporation or its successors or assigns, are hereby specifically authorized as attorneys-in-fact of each the Colorado Corporation and North Dakota Corporation (which appointment is irrevocable and coupled with an interest), to execute and deliver any and all such deeds, assignments and assurances and to do all such other acts in the name and on behalf of each the Colorado Corporation and North Dakota Corporation, or otherwise, as such officer shall deem necessary or appropriate to accomplish such purpose.


         SECTION 8. AMENDMENTS TO ARTICLES. As part of the Dakota Pasta Merger, immediately following the effective time of the Dakota Pasta Merger, the Surviving Entity Articles shall be amended to change the name of the North Dakota Corporation from Dakota Growers Restructuring Company, Inc. to Dakota Growers Pasta Company, Inc.



         SECTION 9. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Colorado. In addition, this Plan complies with the requirements of the laws of the State of North Dakota.


         IN WITNESS WHEREOF, this Plan has been agreed to and executed by the duly authorized representatives of the Colorado Corporation and North Dakota Corporation, as of the date first set forth above.

                                    DAKOTA GROWERS RESTRUCTURING COMPANY, INC.

                                            /s/ John S. Dalrymple, III
                                    -------------------------------------------
                                    By:     John S. Dalrymple, III
                                       ----------------------------------------
                                    Its:    Chairman
                                        ---------------------------------------

                                    DAKOTA GROWERS CORPORATION

                                            /s/   John S. Dalrymple, III
                                    -------------------------------------------
                                    By:     John S. Dalrymple, III
                                       ----------------------------------------
                                    Its:    Chairman
                                        ---------------------------------------

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